                                                                   Exhibit 4(d)

                     FIFTH AMENDMENT TO THE CREDIT AGREEMENT

         THIS FIFTH AMENDMENT TO THE CREDIT AGREEMENT (this "Amendment") is entered into as of July 20, 1999 among FRUIT OF THE LOOM, INC., a Delaware corporation (the "Borrower"), Fruit of the Loom, Ltd., a Cayman Islands company (the "Parent") and certain Subsidiaries of the Borrower as Guarantors, the Lenders party hereto and BANK OF AMERICA, N.A. (f/k/a NationsBank, N.A.), as Administrative Agent for the Lenders (the "Administrative Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).


                                 R E C I T A L S
                                 ---------------

         WHEREAS, the Borrower, the Guarantors (other than the Parent), the Lenders and the Administrative Agent entered into that certain Credit Agreement, dated as of September 19, 1997 (as amended by that certain First Amendment to the Credit Agreement dated as of March 26, 1998, that certain Second Amendment to the Credit Agreement dated as of July 2, 1998, that certain Third Amendment to the Credit Agreement dated as of December 31, 1998, that certain Fourth Amendment to the Credit Agreement dated as of March 10, 1999 and as further amended or otherwise modified from time to time, and to which the Parent was added as a Guarantor and Credit Party pursuant to that certain Joinder Agreement dated as of March 10, 1999, the "Credit Agreement");

         WHEREAS, the Borrower has requested that the Lenders agree to amend certain terms of the Credit Agreement; and

         WHEREAS, the Required Lenders have agreed to such amendments to the Credit Agreement as more fully set forth below.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                A G R E E M E N T
                                -----------------

         1.       Definitions.

                  (a) New Definitions. The following definition is added to Section 1.1 of the Credit Agreement, in the appropriate alphabetical order, to read as follows:

                           "CSFB Advantage Lease Financing" means, collectively,
                  (i) that certain lease financing arrangement among Union Underwear Company, Inc. and certain of its Subsidiaries as Lessees, The Chase Manhattan Bank (as successor to Chemical
                  Bank) as Owner Trustee, Credit Suisse First Boston as Administrative Agent and the other parties thereto and (ii) all leases, participation agreements, guarantees and other operative documents therefor.

                           "Equity Issuance" means any issuance by a Credit
                  Party to any Person (other than another Credit Party) of shares of its capital stock, common shares of beneficial interest or other equity interests, including pursuant to the exercise of options or warrants or pursuant to the conversion of any debt securities to equity.

                           "Real Estate Collateral" means those Real Properties
                  owned by the Credit Parties which are located within the United States.

                           "Synthetic Lease Creditors" means the holders of the
                  Indebtedness guaranteed by the Borrower and certain of its Subsidiaries pursuant to the guaranty agreement executed by the Borrower and such subsidiaries in connection with CSFB Advantage Lease Financing as set forth on Schedule 6.10.

                  (b) Change from "Borrower" to "Parent". Each of the following definitions or parts thereof set forth in Section 1.1 of the Credit Agreement is amended to delete the word "Borrower" in all of its instances therein and to insert the word "Parent" in substitution therefor:

                  (i)      the definition of "Consolidated Net Tangible Assets";
                  (ii)     the definition of "Consolidated Total Assets";
                  (iii)    the definition of "Domestic Subsidiary";
                  (iv)     the definition of "First Tier Foreign Subsidiary";
                  (v)      the definition of "Foreign Subsidiaries";
                  (vi)     clause (c) of the definition of "Funded Debt";
                  (vii)    the definition of "Guarantor";
                  (viii)   the definition of "Industrial Development Bonds";
                  (ix)     the definition of "Material Subsidiary";
                  (x) the definition of "Permitted Accounts Receivable Securitization";
                  (xi)     the definition of "Permitted IDB Indebtedness";
                  (xii)    the definition of "Receivables Facility Assets"; and
                  (xiii)   the definition of "Receivables Subsidiary".

                  (c) Bond Pledge Agreement. The definition of "Bond Pledge Agreement" set forth in Section 1.1 of the Credit Agreement is amended to add the words "and the Synthetic Lease Creditors" to the end thereof.

                  (d) Applicable Percentage. The definition of "Applicable Percentage" set forth in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

                           "Applicable Percentage" means the higher pricing
                  (i.e. the most expensive pricing) as determined by (a) the appropriate applicable percentages corresponding to the lowest Pricing Level available, as determined by the Unsecured Senior Debt Rating in effect as of the most recent Calculation Date, as shown in Pricing Grid A below or (b) the appropriate applicable percentages corresponding to the Pricing

                  Level as determined by the Leverage Ratio in effect as of the most recent Calculation Date, as shown in Pricing Grid B below.


                                                PRICING GRID A
                                         UNSECURED SENIOR DEBT RATING
                                         ----------------------------


                                            Applicable                              Applicable
                                            Percentage                Applicable    Percentage   Applicable
                                               for       Applicable   Percentage        for      Percentage
                 Unsecured                  Revolving-A   Percentage   for Letter    Revolving        for
                  Pricing      Senior      Eurocurrency   for Term        of        A-Facility    Base Rate
                   Level    Debt Rating       Loans        Loans      Credit Fees      Fees         Loans
                   -----    -----------       -----        -----      -----------      ----         -----

                     I      >BBB+ from        .675%         .875%       .675%          .20%           0%
                            -
                            S&P or Baa1
                            from Moody's

                    II      >BBB from         .775%         1.00%       .775%         .225%           0%
                            -
                            S&P or Baa2
                            from Moody's
                            but  < BBB+
                            from S&P or
                            Baa1 from
                            Moody's

                    III     >BBB- from        1.00%         1.25%       1.00%          .25%           0%
                            -
                            S&P or Baa3
                            from Moody's
                            but < BBB
                            from S&P or
                            Baa2 from Moody's

                    IV      >BB+ from        1.125%         1.50%      1.125%         .375%           0%
                            -
                            S&P or Ba1
                            from Moody's
                            but < BBB-
                            from S&P or
                            Baa3 from
                            Moody's

                     V      >BB from         1.375%         1.75%      1.375%         .375%         .25%
                            -
                            S&P or Ba2
                            from Moody's
                            but < BB+
                            from S&P or
                            Ba1 from
                            Moody's

                    VI      <BB- from         1.50%         2.00%       1.50%          .50%         .50%
                            -
                            S&P or Ba3
                            from Moody's



                                                        PRICING GRID B
                                                        LEVERAGE RATIO
                                                        --------------

                                           Applicable                              Applicable
                                            Percentage                Applicable    Percentage   Applicable
                                               for       Applicable   Percentage        for      Percentage
                 Unsecured                  Revolving-A   Percentage   for Letter    Revolving        for
                  Pricing      Senior      Eurocurrency   for Term        of        A-Facility    Base Rate
                   Level    Debt Rating       Loans        Loans      Credit Fees      Fees         Loans
                   -----    -----------       -----        -----      -----------      ----         -----
                     I      <3.25 to 1.0     1.375%         1.75%      1.375%         .375%         .25%

                    II      >3.25 to 1.0 but  1.50%         2.00%       1.50%          .50%         .50%
                            -
                            <3.75 to 1.0

                    III     >3.75 to 1.0 but  1.75%         2.25%       1.75%          .50%         .75%
                            -
                            <4.25 to 1.0

                    IV      >4.25 to 1.0 but  2.00%         2.50%       2.00%          .50%        1.00%
                            -
                            <4.75 to 1.0

                    V       >4.75 to 1.0      2.25%         2.75%       2.25%          .50%        1.25%
                            -


                           The Applicable Percentage for Loans, the Letter of
                  Credit Fees and the Facility Fees shall, in each case, be determined and adjusted on the date (each a "Calculation Date") five Business Days after (x) the date by which the Borrower is required to provide the officer's certificate in accordance with the provisions of Section 7.1(c) or (y) the date there is a change in the Unsecured Senior Debt Rating; provided that if the Borrower fails to timely provide the officer's certificate required by Section 7.1(c) for any fiscal quarter, the Applicable Percentage for Loans, the Letter of Credit Fees and the Facility Fees shall be based on the higher of the applicable percentages corresponding to the then current Unsecured Senior Debt Rating or Pricing Level V of Pricing Grid B, until such time that an appropriate officer's certificate is provided whereupon the Pricing Level shall be determined by the then current Leverage Ratio or Unsecured Senior Debt Rating, as applicable. Each determination of the Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentage shall be applicable to all existing Loans and Letters of Credit as well as any new Loans made or Letters of Credit issued.

                           In the event the two Unsecured Senior Debt Ratings
                  would provide for two different Pricing Levels in Pricing Grid A, the Pricing Level determined by reference to the Unsecured Senior Debt Rating shall be the Pricing Level that is one level lower (i.e. lower priced) than the highest (i.e. most expensive) Pricing Level indicated by the two Unsecured Senior Debt Ratings.

                           The Borrower shall promptly deliver to the
                  Administrative Agent, at the address set forth on Schedule
                  11.1 and at the Agency Services Address, information regarding any change in the Unsecured Senior Debt Rating, as determined by S&P and Moody's, or any change in the Leverage Ratio that would change an existing Pricing Level pursuant to Pricing Grid A or Pricing Grid B.

                  (e) Collateral Documents. The definition of "Collateral Documents" set forth in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

                           "Collateral Documents" means the Pledge Agreements,
                  the Bond Pledge Agreement, the Security Agreement, all instruments, reports and other documents with respect to Real Estate Collateral executed by the Credit Parties and delivered to the Collateral Agent in accordance with Section 7.14 and such other documents executed and delivered in connection with the attachment and perfection of the Collateral Agent's security interest in the Collateral, including, without limitation, UCC financing statements.

                  (f) Collateral Effective Date. Section 1.1 of the Credit Agreement is amended to delete the definition of "Collateral Effective Date" set forth therein in its entirety.

                  (g) Collateral Period. Section 1.1 of the Credit Agreement is amended to delete the definition of "Collateral Period" set forth therein in its entirety.

                  (h) Collateral Termination Date. Section 1.1 of the Credit Agreement is amended to delete the definition of "Collateral Termination Date" set forth therein in its entirety.

                  (i) Farley Creditors. The definition of "Farley Creditors" set forth in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

                           "Farley Creditors" means the holders of that certain
                  Indebtedness, in an aggregate amount up to $65 million, of William Farley that is unconditionally guaranteed in full by the Borrower, the Parent and the Material Domestic Subsidiaries of the Borrower.

                  (j) Permitted Investments. Clause (o) of the definition of "Permitted Investments" set forth in Section 1.1 of the Credit Agreement is amended to delete the amount "$25,000,000" therein and to insert the amount "$20,000,000" in substitution therefor.

                  (k) Permitted Liens. That portion of the definition of "Permitted Liens" set forth in Section 1.1 of the Credit Agreement beginning with clause (m) thereof to the end of such definition is amended and restated in its entirety to read as follows:

                           (m) pro rata Liens in favor of the Noteholders, the
                  Farley Creditors and the Synthetic Lease Creditors as set forth in the terms of any Collateral Document executed and delivered by the Credit Parties to the Collateral Agent, for the benefit of the Lenders, the Noteholders, the Farley Creditors and the Synthetic Lease Creditors and (n) Liens in connection with Indebtedness permitted by Sections 8.1(l) and
                  (m) and (o) Liens in connection with that Indebtedness permitted by Section 8.1(c), repayment of which Indebtedness is secured by a lien on any asset owned by any Foreign Subsidiary.

                  (l) Pledge Agreements. The definition of "Pledge Agreements" set forth in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

                           "Pledge Agreements" means any Pledge Agreement (as
                  amended, modified, extended, renamed or restated from time to time) executed and delivered by the Credit Parties in favor of the Collateral Agent, for the benefit of the Lenders, the Noteholders, the Farley Creditors and the Synthetic Lease Creditors.

                  (m) Security Agreement. The definition of "Security Agreement" set forth in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

                           "Security Agreement" means any Security Agreement (as
                  amended, modified, extended, renewed or restated from time to time) executed and delivered by the Credit Parties in favor of the Collateral Agent for the benefit of the Lenders, the Noteholders, the Farley Creditors and the Synthetic Lease Creditors.

         2. Change from "Borrower" to "Parent". The following Sections or parts thereof set forth in the Credit Agreement are amended to delete the word "Borrower" in all of its instances therein and to insert the word "Parent" in substitution therefor:

         (a)      clauses (x) and (y) of Section 2.2(a);
         (b)      Section 6.11;
         (c)      Section 6.14;
         (d)      Section 6.17;
         (e) Section 6.18(a); provided that, to the extent the phrase "to the best knowledge of the Borrower" appears in such section, such phrase is specifically retained in its current form;
         (f)      Sections 7.1(f)(b) and 7.1(g)(iii);
         (g)      Section 8.9(c);
         (h)      Section 8.11(d)(ii); and
         (i) Sections 9.1(f), 9.1(g)(excluding clause (iii) thereof) and 9.1(i).

         3. Mandatory Prepayments. Section 3.3(b) of the Credit Agreement is amended to add a new paragraph (ii) thereto, to read as follows:

                  (ii) Equity Issuance. Upon receipt by a Credit Party or any of its Domestic Subsidiaries of the proceeds from an Equity Issuance, the Borrower shall immediately forward to the Administrative Agent an amount equal to (A) 100% of the gross proceeds from such Equity Issuance minus (B) actual transaction costs payable to third parties in connection therewith as a prepayment of the Loans (to be applied as set forth in paragraph (iii) below).

         4. Application of Prepayments. Paragraph (ii) of Section 3.3(b) of the Credit Agreement shall become paragraph (iii) thereof, and is amended and restated in its entirety to read as follows:

                  (iii) Application of Prepayments. All amounts required to be paid pursuant to Section 3.3(b)(i)(A) shall be applied first to Revolving-A Loans, second to Swing Line Loans and third to a cash collateral account in respect of LOC Obligations. All amounts required to be paid pursuant to Sections 3.3(b)(ii) shall be applied first to the outstanding Term Loans (in direct order of Principal Amortization Payments) until the Term Loans have been paid in full, second to Revolving-A Loans (with a corresponding reduction in the Revolving-A Committed Amount), third to Swing Line Loans and fourth to a cash collateral account in respect of LOC Obligations. All amounts payable under Section 3.3(b) shall be applied, to the extent applicable, first to Base Rate Loans and then to Eurocurrency Loans in direct order of Interest Period maturities.

         5. Issuing Lender Fees. Clause (A) of paragraph (ii) of Section 3.4(b) of the Credit Agreement is amended and restated in its entirety to read as follows:

                  (A) a fee equal to (x) if the definition of Applicable Percentage provides that Pricing Grid A or Pricing Level I, II, III or IV of Pricing Grid B is applicable on the date of issuance of the Letter of Credit, one-eighth of one percent (.125%) per annum on the total sum of all Letters of Credit issued by such Issuing Lender, or
         (y) if the definition of Applicable Percentage provides that Pricing Level V of Pricing Grid B is applicable on the date of issuance of the Letter of Credit (as set forth in the definition of Applicable Percentage), one-fifth of one percent (.20%) per annum on the total sum of all Letters of Credit issued by such Issuing Lender, such fee to be paid in arrears on the first day of each fiscal quarter of the Borrower (as well as on the Revolving-A Loan Maturity Date) for the immediately preceding fiscal quarter (or portion thereof) and

         6. Remedies. The final sentence of Section 4.6 of the Credit Agreement is amended and restated in its entirety to read as follows:

                  The Guarantors acknowledge and agree that their obligations hereunder shall be secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

         7. Subsidiaries. The second sentence of Section 6.15 of the Credit Agreement is amended to delete the first eleven (11) words at the beginning thereof and to insert the following words in substitution therefor:
"Information on Schedule 6.15 shall".

         8. Collateral Documents. A new Section 6.26 of the Credit Agreement is added to read as follows:

                  6.26     COLLATERAL DOCUMENTS.

                  The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are and will remain perfected security interests and Liens, prior to all other Liens other than Permitted Liens. Each of the representations and warranties made by the Credit Parties and their Subsidiaries in the Collateral Documents is true and correct in all material respects.

         9. ERISA. Clause (ii) of Section 7.1(g) of the Credit Agreement is amended and restated in its entirety to read as follows:

                  (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Parent or any of its Subsidiaries or ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA);

         10.      Environmental. The final sentence of subparagraph (h)(i) of
Section 7.1 of the Credit Agreement shall be amended to delete the words "during any Collateral Period".

         11. Financial Covenants. Section 7.2 of the Credit Agreement is amended and restated in its entirety to read as follows:

                  As of the end of each fiscal quarter set forth below, the Leverage Ratio, Interest Coverage Ratio and Fixed Charge Coverage Ratio shall satisfy the following minimum and maximum requirements:

                                                                                             Minimum Fixed
                                                             Minimum Interest              Charge Coverage
                                                              Coverage Ratio                     Ratio
                                       Maximum            (for the twelve-month          (for the twelve-month
         Fiscal Quarter Ending:     Leverage Ratio      period ending on such date)    period ending on such date)
         ----------------------     --------------      ---------------------------    ---------------------------

         June 30, 1999                6.0 to 1.0                1.0 to 1.0                     1.40 to 1.0
         September 30, 1999           6.0 to 1.0                1.0 to 1.0                     1.40 to 1.0
         December 31, 1999            5.0 to 1.0                1.0 to 1.0                     1.50 to 1.0
         March 31, 2000              3.25 to 1.0               2.25 to 1.0                     2.25 to 1.0
         June 30, 2000               3.25 to 1.0               2.25 to 1.0                     2.25 to 1.0
         September 30, 2000           3.0 to 1.0               2.50 to 1.0                     2.25 to 1.0
         December 31, 2000            3.0 to 1.0               2.50 to 1.0                     2.25 to 1.0
         and thereafter



         12. Audits/Inspections. Clause (a) of Section 7.11 of the Credit Agreement is amended and restated in its entirety to read as follows:

                  (a) so long as no Event of Default shall have occurred and be continuing, (i) no verification of accuracy of information shall include contacting the account debtors under any accounts receivable of any Credit Party and (ii) such visits and inspections shall not (A) disrupt the normal business operations of any Credit Party, (B) be conducted by more than 5 Persons at any one time or (C) occur more frequently than annually and

         13. Additional Credit Parties. Section 7.12 of the Credit Agreement is amended and restated in its entirety to read as follows:

         7.12     ADDITIONAL CREDIT PARTIES.

                  At the time any Person becomes a Material Domestic Subsidiary of a Credit Party, the Borrower shall so notify the Administrative Agent and promptly thereafter (but in any event within 30 days after the date thereof) shall (a) cause such Person to execute a Joinder Agreement in substantially the same form as Exhibit 7.12, (b) cause such Credit Party to execute an appropriate pledge agreement in substantially the form of the Pledge Agreements and otherwise in a form reasonably acceptable to the Collateral Agent, which pledge agreement will obligate such Credit Party to cause all of the equity interests of such Person to be delivered to the Collateral Agent (together with undated stock powers, if applicable, signed in blank) and pledged to the Collateral Agent, (c) if such Person has any Subsidiaries, cause such Person to execute a pledge agreement in substantially the form of the Pledge Agreements and otherwise in a form reasonably acceptable to the Collateral Agent, which pledge agreement will obligate such Person to cause all of the equity interests of its Domestic Subsidiaries and 65% of the equity interests of its Material First Tier Foreign Subsidiaries to be delivered to the Collateral Agent (together with undated stock powers, if applicable, signed in blank) and pledged to the Collateral Agent, (d) cause such Person to execute a security agreement in substantially the same form of the Security Agreements and otherwise in a form reasonably acceptable to the Collateral Agent, which security agreement will obligate such Person to cause all of its personal property collateral to be pledged to the Collateral Agent, (e) cause such Person to execute and deliver to the Collateral Agent all such instruments, reports and other documents with respect to its Real Estate Collateral as required by the terms of Section 7.14 and (f) deliver, or cause such Person to deliver, such other documentation as the Collateral Agent may reasonably request in connection with the foregoing, including, without limitation, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above) and all appropriate UCC-1 financing statements or other similar documents, in form, content and scope reasonably satisfactory to the Collateral Agent, relating to the Collateral.

         14. Collateral. Section 7.13 of the Credit Agreement is amended and restated in its entirety to read as follows:

                  7.13     COLLATERAL.

                  (a) If, subsequent to the Closing Date, a Credit Party shall (i) acquire any real property, any patented, registered or applied for intellectual property or any securities or (ii) acquire any other personal property required to be delivered to the Collateral Agent as Collateral hereunder or under any of the Collateral Documents, the Borrower shall immediately notify the Collateral Agent of same.

                  (b) Each Credit Party shall take such action, as reasonably requested by the Collateral Agent and at its own expense, to ensure that the Lenders have a perfected Lien in all material Collateral of the Credit Parties as set forth in the Collateral Documents (whether now owned or hereafter acquired), subject only to Permitted Liens. Such actions to be required by the Collateral Agent may include, but are not limited to, delivery of UCC financing statements or other similar documents, patent, trademark or copyright filings, mortgage documents (in accordance with Section 7.14) and legal opinions with respect thereto. No Credit Party shall change the locations of its personal property except as permitted by the Collateral Documents with appropriate notice to the Collateral Agent.

         15. Real Estate Collateral. Section 7.14 of the Credit Agreement is amended and restated in its entirety to read as follows:

                  7.14.    REAL ESTATE COLLATERAL.

                  (a) With respect to the Real Estate Collateral not listed on Schedule 7.14, on or before September 20, 1999, the Credit Parties shall deliver to the Collateral Agent all such documents as are reasonably requested by the Collateral Agent to evidence its lien and encumbrance upon such Real Estate Collateral, in form and substance acceptable to the Collateral Agent in its reasonable discretion, such documents to include, without limitation:

                           (i) fully executed and notarized mortgages, deeds of trust or deeds to secure debt (each a "Mortgage" and collectively the "Mortgages") encumbering the fee interest in such Real Estate Collateral (each a "Mortgaged Property" and collectively the "Mortgaged Properties") in compliance with all recording requirements of applicable state law;

                           (ii) a title report obtained by the Credit Parties in respect of each of the Mortgaged Properties;

                           (iii) an ALTA mortgagee title insurance policy in form and substance, issued by such company, in such amounts and with such assurances as are acceptable to the Collateral Agent in its reasonable discretion;

                           (iv) evidence as to flood hazards, if any, with respect to each of the Mortgaged Properties together with copies of federal or other insurance policies or certificates of insurance of the Credit Parties evidencing flood insurance (if indicated by any such evidence of flood hazard) reasonably satisfactory to the Collateral Agent and naming the Administrative Agent as sole loss payee;

                           (v) maps or plats of an as-built survey of the sites of the Mortgaged Properties certified to the Collateral Agent and the applicable title insurance company in a manner reasonably satisfactory to them, dated a date satisfactory to each of the Collateral Agent and such title insurance company by an independent professional licensed land surveyor reasonably satisfactory to each of the Collateral Agent and such title insurance company; and

                           (vi) all environmental inspections and reports with respect to the Mortgaged Properties required by applicable Environmental Laws or otherwise reasonably requested by the Collateral Agent.

                  (b)      With respect to Real Estate Collateral listed on
         Schedule 7.14,

                           (i) on or before January 15, 2000, the Credit Parties shall complete the sale of such Real Estate Collateral in accordance with Section 8.5(j); or

                           (ii) if any such Real Estate Collateral is not sold pursuant to subsection (b)(i) above, on or before February 15, 2000, the Credit Parties shall deliver to the Collateral Agent all such documents with respect to such Real Estate Collateral required by subsection (a) above.

         16.      Indebtedness.

                  (a) The parenthetical set forth in Section 8.1(c) of the Credit Agreement is amended to delete the words "to the holder of such Indebtedness," therein and to insert the words "to all holders of such Indebtedness" in substitution therefor.

                  (b) Section 8.1 of the Credit Agreement is amended to add a new subsection (l) to read as follows:

                           (l) that certain Guaranty of Payment (the "Farley Guaranty"), dated as of March 24, 1999, executed by the Borrower, the Parent and certain Subsidiaries of the Borrower in favor of NationsBank, N.A. as Administrative Agent for the Farley Creditors for the benefit of William Farley (and renewals, refinancings, replacements or extensions thereof on terms and conditions no more favorable, in the aggregate, to the holders of such Indebtedness, than such existing Indebtedness and in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing, replacement or extension plus any financed fees and expenses, including without limitation prepayment premiums and break funding fees, incurred by the applicable Credit Party in connection with any such renewal, refinancing, replacement or extension; provided, however, that, with respect to any Indebtedness which is being renewed, refinanced, replaced or extended, the principal amount thereof which is permitted to be renewed, refinanced, replaced or extended pursuant to the terms of this clause (l) shall be an amount equal to the aggregate commitments of the lenders under the documents evidencing the Indebtedness which is being so renewed, refinanced, replaced or extended plus any financed fees and expenses, including without limitation prepayment premiums and break funding fees, incurred by the applicable Credit Party in connection with any such renewal, refinancing, replacement or extension); and

                  (c) Subsection (l) of Section 8.1 of the Credit Agreement shall become subsection (m) thereof, and is amended and restated in its entirety to read as follows:

                           (m) other Indebtedness; provided, however, that the aggregate amount of Indebtedness permitted under this
                  Section 8.1(m), when added (without duplication) to the aggregate amount of sale leaseback transactions then outstanding and permitted under Section 8.6, shall not exceed $10,000,000 (it being understood that the calculation of each such aggregate amount will not include Indebtedness outstanding and permitted under Sections 8.1(a)-(l), including Indebtedness listed on Schedule 6.10 and refinancings thereof permitted pursuant to Section 8.1(c) and the Farley Guaranty and refinancings thereof permitted pursuant to Section 8.1(l)).

         17. Consolidation and Merger. Clauses (b) and (c) of Section 8.4 of the Credit Agreement are amended and restated in their entirety to read as follows:

                  (b) if the merger or consolidation involves a Credit Party, the Person formed by such consolidation or into which a Credit Party is merged shall either (i) be such Credit Party or (ii) be a Domestic Subsidiary and shall expressly assume in writing all of the obligations of such Credit Party under the Credit Documents; provided that (A) if the transaction is between the Borrower and another Person or the Parent and another Person, the Borrower or Parent, as applicable, must be the surviving entity and (B) the Borrower and the Parent may not merge into each other.

                  (c) if the merger or consolidation involves a Material First Tier Foreign Subsidiary, the Lenders receive 65% of the Voting Stock of the surviving Material First Tier Foreign Subsidiary, if any;

         18. Sale or Lease of Assets. Section 8.5 of the Credit Agreement is amended to add a paragraph to the end thereof to read as follows:

                  Upon a sale of assets permitted by this Section 8.5, the Collateral Agent shall promptly deliver to the Borrower, upon the Borrower's request and at the Borrower's expense, such documentation as is reasonably necessary to evidence the release of the Lenders' security interest in such assets, including, without limitation, amendments or terminations of UCC financing statements.

         19. Sale Leasebacks. That portion of Section 8.6 of the Credit Agreement beginning with clause (b)(ii) thereof through the end of such definition is amended and restated in its entirety to read as follows:

                  (ii) other sale leaseback transactions; provided, however, that the aggregate amount of sale leaseback transactions permitted under this clause (ii), when added (without duplication) to the aggregate amount of Indebtedness then outstanding and permitted under Section 8.1(m), shall not exceed $10,000,000 (it being understood that the calculation of each such aggregate amount will not include Indebtedness outstanding and permitted under Sections 8.1(a)-(l), including Indebtedness listed on Schedule 6.10 and refinancings thereof permitted pursuant to Section 8.1(c) and the Farley Guaranty and refinancings thereof permitted pursuant to Section 8.1(l).

         20.      Restricted Payments.

                           (a) Clause (b)(i) of Section 8.8 of the Credit Agreement is amended to add the word "and" at the end thereof.

                  (b) Clause (b)(ii) of Section 8.8 of the Credit Agreement is amended to delete the words "$15 million per year" therein and to insert the words "$4 million per year" in substitution therefor and to delete the word "and" at the end thereof.

                  (c) Clause (b)(iii) of Section 8.8 of the Credit Agreement is deleted in its entirety.

         21. Notices. Schedule 11.1 to the Credit Agreement is replaced in its entirety by the revised Schedule 11.1 attached hereto.

         22. Further Assurances. Section 11.15 of the Credit Agreement is amended and restated in its entirety to read as follows:

                  11.15    FURTHER ASSURANCES.

                  The Credit Parties agree, upon the request of the Agents, to promptly take such actions, as reasonably requested, as are necessary to carry out the intent of this Credit Agreement and the other Credit Documents, including, but not limited to, such actions as are necessary to ensure that the Lenders have a perfected security interest in the Collateral covered by such Collateral Document subject to no liens other than Permitted Liens.

         23. Collateral Termination Date. Section 11.20 of the Credit Agreement is deleted in its entirety.

         24. Conditions Precedent. The effectiveness of this Amendment is subject to receipt by the Administrative Agent of the following:

                  (a) copies of this Amendment duly executed by the Credit Parties and by the Required Lenders.

                  (b) an Amendment to the Security Agreement duly executed by the Credit Parties, in form and substance acceptable to the Required Lenders.

                  (c) an Amendment to the Second Amended and Restated Pledge Agreement duly executed by the Credit Parties, in form and substance acceptable to the Required Lenders.

                  (d) an Amendment to the Bond Pledge Agreement duly executed by the Credit Parties, in form and substance acceptable to the Required Lenders.

                  (e) a certificate of the corporate secretary of each of the Credit Parties certifying as to resolutions or authorization of each Credit Party approving and adopting this Amendment, the Amendment to the Security Agreement, the Amendment to the Second Amended and Restated Pledge Agreement, the Amendment to the Bond Pledge Agreement and the transactions contemplated herein and therein and authorizing execution and delivery hereof and thereof.

                  (f) an opinion or opinions from counsel to the Credit Parties, relating to this Amendment, the Amendment to the Security Agreement, the Amendment to the Second Amended and Restated Pledge Agreement, the Amendment to the Bond Pledge Agreement and the transactions contemplated herein and therein, in form and substance satisfactory to the Administrative Agent, addressed to the Administrative Agent on behalf of the Lenders and dated as of the date hereof.

                  (g) the execution and delivery of such UCC financing statements and such patent, trademark and copyright filings or the taking of such other actions as the Collateral Agent may reasonably request in order to perfect the Lenders' security interest in the Collateral.

                  (h) the payment of an amendment fee to each Lender who executes this Amendment of one-quarter of one percent (.25% ) of its current total Commitment and the payment of such other fees as agreed to between the Borrower and the Administrative Agent.

                  (i) an agreement with the Synthetic Lease Creditors (or an agent on their behalf) that the assets subject to the CSFB Advantage Lease Financing will be liquidated and applied to the balance outstanding under the CSFB Advantage Lease Financing prior to any claim being made by such Synthetic Lease Creditors with respect to the Collateral.

         25. Ratification of Credit Agreement. The term "Credit Agreement" as used in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as herein specifically agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

         26. Authority/Enforceability. Each of the Credit Parties, the Administrative Agent and the Lenders represents and warrants as follows:

                  (a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

                  (b) This Amendment has been duly executed and delivered by such Person and constitutes such Person's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

         27. No Default/Release. The Credit Parties represent and warrant to the Lenders that (a) the representations and warranties of the Credit Parties set forth in Section 6 of the Credit Agreement are true and correct as of the date hereof, (b) no event has occurred and is continuing which constitutes a Default or an Event of Default except as is being cured by the execution and delivery of this Amendment and (c) they have no claims, counterclaims, offsets, credits or defenses to their obligations under the Credit Documents or to the extent they have any they are hereby released in consideration of the Required Lenders entering into this Amendment.

         28. Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered.

         29. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.


                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:
---------
                                    FRUIT OF THE LOOM, INC.,
                                    a Delaware corporation

                                    By: /s/ Brian J. Hanigan
                                        ---------------------------------------
                                    Name:  Brian J. Hanigan
                                    Title:  Vice President and Treasurer


GUARANTORS:
-----------
                                    FRUIT OF THE LOOM, LTD.,
                                    a Cayman Islands company

                                    UNION UNDERWEAR COMPANY, INC.,
                                    a New York corporation

                                    ALICEVILLE COTTON MILL, INC.,
                                    an Alabama corporation

                                    THE B.V.D. LICENSING CORPORATION,
                                    a Delaware corporation

                                    FAYETTE COTTON MILL, INC.,
                                    an Alabama corporation

                                    FOL CARIBBEAN CORPORATION,
                                    a Delaware corporation

                                    FRUIT OF THE LOOM ARKANSAS, INC.,
                                    an Arkansas corporation

                                    FRUIT OF THE LOOM CARIBBEAN, INC.,
                                    a Delaware corporation

                                    FRUIT OF THE LOOM, INC.,
                                    a New York corporation

                                    FRUIT OF THE LOOM TEXAS, INC.,
                                    a Texas corporation

                                    FTL SALES COMPANY, INC.,
                                    a New York corporation

                                    GITANO FASHIONS LIMITED,
                                    a Delaware corporation

                                    GREENVILLE MANUFACTURING, INC.,
                                    a Mississippi corporation

                                    JET SEW TECHNOLOGIES, INC.,
                                    a New York corporation

                                    MARTIN MILLS, INC.,
                                    a Louisiana corporation

                                    PRO PLAYER, INC.,
                                    a New York corporation

                                    RABUN APPAREL, INC.,
                                    a Georgia corporation

                                    RUSSELL HOSIERY MILLS, INC.,
                                    a North Carolina corporation

                                    SALEM SPORTSWEAR CORPORATION,
                                    a Delaware corporation

                                    SHERMAN WAREHOUSE CORPORATION,
                                    a Mississippi corporation

                                    UNION SALES, INC.,
                                    a Delaware corporation

                                    UNION YARN MILLS, INC.,
                                    an Alabama corporation

                                    WHITMIRE MANUFACTURING, INC.,
                                    a South Carolina corporation

                                    WINFIELD COTTON MILL, INC.,
                                    an Alabama corporation

                                    FTL REGIONAL SALES COMPANY, INC.,
                                    a Delaware corporation

                                    LEESBURG YARN MILLS, INC.,
                                    an Alabama corporation

                                    SALEM SPORTSWEAR, INC.,
                                    a New Hampshire corporation

                                    FRUIT OF THE LOOM TRADING COMPANY,
                                    a Delaware corporation

                                    DEKALB KNITTING CORPORATION,
                                    an Alabama corporation


                                    By: /s/ Brain J. Hanigan
                                        ---------------------------------------
                                    Name:  Brian J. Hanigan
                                    Title:  Vice President and a Financial
                                            Officer of each of the foregoing
                                            entities identified as a Guarantor

LENDERS:
--------

                           BANK OF AMERICA, N.A. (F/K/A NATIONSBANK, N.A) individually in its capacity as a Lender and in its capacity as Administrative Agent and Collateral Agent


                           By:  /s/ Leesa Sluder
                                ---------------------------------------------
                           Name:  Leesa Sluder
                           Title: Senior Vice President

                      SIGNATURE PAGE TO FIFTH AMENDMENT TO
                       FRUIT OF THE LOOM CREDIT AGREEMENT


                                            BANKERS TRUST COMPANY


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                      SIGNATURE PAGE TO FIFTH AMENDMENT TO
                       FRUIT OF THE LOOM CREDIT AGREEMENT


                                            THE BANK OF NEW YORK


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                      SIGNATURE PAGE TO FIFTH AMENDMENT TO
                       FRUIT OF THE LOOM CREDIT AGREEMENT


                                            THE BANK OF NOVA SCOTIA


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                      SIGNATURE PAGE TO FIFTH AMENDMENT TO
                       FRUIT OF THE LOOM CREDIT AGREEMENT


                                            THE CHASE MANHATTAN BANK


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                      SIGNATURE PAGE TO FIFTH AMENDMENT TO
                       FRUIT OF THE LOOM CREDIT AGREEMENT


                                            ABN AMRO BANK N.V.


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                      SIGNATURE PAGE TO FIFTH AMENDMENT TO
                       FRUIT OF THE LOOM CREDIT AGREEMENT


                                            BANK AUSTRIA CREDITANSTALT
                                            CORPORATE FINANCE, INC.


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                      SIGNATURE PAGE TO FIFTH AMENDMENT TO
                       FRUIT OF THE LOOM CREDIT AGREEMENT


                                            BANK OF AMERICA NT & SA


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                      SIGNATURE PAGE TO FIFTH AMENDMENT TO
                       FRUIT OF THE LOOM CREDIT AGREEMENT


                                            CREDIT AGRICOLE INDOSEUZ


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                      SIGNATURE PAGE TO FIFTH AMENDMENT TO
                       FRUIT OF THE LOOM CREDIT AGREEMENT


                                            CREDIT LYONNAIS CHICAGO BRANCH


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                      SIGNATURE PAGE TO FIFTH AMENDMENT TO
                       FRUIT OF THE LOOM CREDIT AGREEMENT


                                            CREDIT SUISSE FIRST BOSTON


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                      SIGNATURE PAGE TO FIFTH AMENDMENT TO
                       FRUIT OF THE LOOM CREDIT AGREEMENT


                                            THE FIRST NATIONAL BANK OF CHICAGO


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                      SIGNATURE PAGE TO FIFTH AMENDMENT TO
                       FRUIT OF THE LOOM CREDIT AGREEMENT


                                            THE FUJI BANK, LIMITED


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                      SIGNATURE PAGE TO FIFTH AMENDMENT TO
                       FRUIT OF THE LOOM CREDIT AGREEMENT


                                            GULF INTERNATIONAL BANK B.S.C.


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                      SIGNATURE PAGE TO FIFTH AMENDMENT TO
                       FRUIT OF THE LOOM CREDIT AGREEMENT


                                            HIBERNIA NATIONAL BANK


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                      SIGNATURE PAGE TO FIFTH AMENDMENT TO
                       FRUIT OF THE LOOM CREDIT AGREEMENT


                                         THE INDUSTRIAL BANK OF JAPAN, LIMITED


                                         By:
                                            --------------------------------
                                         Name:
                                              ------------------------------
                                         Title:
                                               -----------------------------

                      SIGNATURE PAGE TO FIFTH AMENDMENT TO
                       FRUIT OF THE LOOM CREDIT AGREEMENT


                                       THE LONG-TERM CREDIT BANK OF JAPAN, LTD.


                                       By:
                                          --------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------

                      SIGNATURE PAGE TO FIFTH AMENDMENT TO
                       FRUIT OF THE LOOM CREDIT AGREEMENT


                                         THE NORTHERN TRUST COMPANY


                                         By:
                                            --------------------------------
                                         Name:
                                              ------------------------------
                                         Title:
                                               -----------------------------

                      SIGNATURE PAGE TO FIFTH AMENDMENT TO
                       FRUIT OF THE LOOM CREDIT AGREEMENT


                                         CO-PERATIEVE CENTRALE RAIFFEISEN-
                                         BOERENLEENBANK B.A. "RABOBANK
                                         NEDERLAND", NEW YORK BRANCH

                                         By:
                                            --------------------------------
                                         Name:
                                              ------------------------------
                                         Title:
                                               -----------------------------

                      SIGNATURE PAGE TO FIFTH AMENDMENT TO
                       FRUIT OF THE LOOM CREDIT AGREEMENT


                                         SOCIETE GENERALE

                                         By:
                                            --------------------------------
                                         Name:
                                              ------------------------------
                                         Title:
                                               -----------------------------

                      SIGNATURE PAGE TO FIFTH AMENDMENT TO
                       FRUIT OF THE LOOM CREDIT AGREEMENT


                                         TORONTO DOMINION (TEXAS), INC.


                                         By:
                                            --------------------------------
                                         Name:
                                              ------------------------------
                                         Title:
                                               -----------------------------

                      SIGNATURE PAGE TO FIFTH AMENDMENT TO
                       FRUIT OF THE LOOM CREDIT AGREEMENT


                                         UNION BANK OF CALIFORNIA, N.A.


                                         By:
                                            --------------------------------
                                         Name:
                                              ------------------------------
                                         Title:
                                               -----------------------------

                      SIGNATURE PAGE TO FIFTH AMENDMENT TO
                       FRUIT OF THE LOOM CREDIT AGREEMENT


                                         THE ASAHI BANK, LTD., NEW YORK BRANCH


                                         By:
                                            --------------------------------
                                         Name:
                                              ------------------------------
                                         Title:
                                               -----------------------------